                                                                   EXHIBIT 10.72




                                 LOAN AGREEMENT

                        THIS LOAN AGREEMENT (this "AGREEMENT") is entered into as of December 22, 1999 between KNOLOGY, Inc., a Delaware corporation ("BORROWER"), and InterCall, Inc., a Delaware corporation ("LENDER").

                                   BACKGROUND

            WHEREAS, Borrower and Lender desire to enter into a line of credit facility pursuant to which Lender will make credit available to Borrower for the purposes hereinafter set forth.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.          LOANS

            1.1.        LINE OF CREDIT LOAN

                        Subject to the terms and conditions hereof, during the period beginning on the date hereof (the "CLOSING DATE") and ending on March
31, 2000, Lender shall make advances (each a "BORROWING") to Borrower in such amounts as Borrower shall reasonably request from time to time, provided that the maximum aggregate principal amount of all such Borrowings shall at no time exceed $30,400,000 (the "COMMITMENT"). Each Borrowing shall be made upon written or e-mail notice of the Borrower received by the Lender not later than 5:00 PM five (5) Business Days (as hereinafter defined) prior to the date of the proposed Borrowing, and the amount of such proposed Borrowing shall not be in an amount of less than $100,000. The loan facility contemplated by this SECTION 1.1 sometimes is referred to herein as the "LINE OF CREDIT LOAN." The Line of Credit Loan shall be evidenced by, and shall be due and payable in accordance with, that certain Line of Credit Note of Borrower (the "NOTE"), dated the Closing Date and in substantially the form of the promissory note attached hereto as EXHIBIT A (the terms and provisions of which Note are incorporated herein by reference).

            1.2.        INTEREST

                        The outstanding principal amount of the Line of Credit Loan shall bear interest at the rate of eleven and seven-eighths percent (11.875%) per annum.

                        Interest shall be due and payable as more fully set forth in the Note.

            1.3.        USE OF PROCEEDS

                        The proceeds of the Line of Credit Loan shall be used by Borrower for the sole purpose of making a capital contribution to KNOLOGY Holdings, Inc., a Delaware corporation.

2.          REPRESENTATIONS AND WARRANTIES OF BORROWER

                        In order to induce Lender to enter into this Agreement and to make the Line of Credit Loan, Borrower hereby makes the following representations and warranties to Lender, which representations and warranties shall survive the execution and delivery hereof and of the Note:

            2.1.        ORGANIZATION AND STANDING; AUTHORITY

                        Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, except for any such jurisdictions where the failure to be so qualified would not have a material adverse effect on the ability of Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents (as hereinafter defined), or to perform the transactions contemplated hereby or thereby, and (c) has the power and authority to own, operate, and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform this Agreement, the Note, and any other instruments or agreements executed pursuant hereto or thereto (this Agreement, the Note, and such other instruments and agreements hereinafter collectively referred to as the "LOAN DOCUMENTS"), to incur the obligations provided for in the Loan Documents, and to perform the transactions contemplated in the Loan Documents, all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect).

            2.2.        APPROVALS

                        No approval, consent or other action by any governmental authority or by any other person or entity, which has not been obtained, is or will be necessary to permit the valid execution, delivery or performance by Borrower of this Agreement or any of the other Loan Documents.


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

            2.3.        BINDING EFFECT, NO VIOLATIONS

                        Each of the Loan Documents, upon its execution and delivery, will constitute a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. The execution, delivery, and performance of the Loan Documents will not (a) violate, conflict with, or constitute a default under, any law, regulation, order or any other requirement of any court, tribunal, arbitrator, or governmental authority, any terms of the Borrower's Certificate of Incorporation, or any material contract, agreement or other arrangement binding upon or affecting Borrower or any of its properties, or (b) result in the creation, imposition or acceleration of any indebtedness or any mortgage, pledge, lien, charge, reservation, covenant, restriction, security interest, or other encumbrance (an "ENCUMBRANCE") of any nature upon, or with respect to, Borrower or any of its properties.

            2.4.        LITIGATION

                        There is no claim, litigation, proceeding, or investigation pending, threatened or reasonably anticipated against or affecting Borrower and relating to this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, before or by any court,tribunal, arbitrator, or governmental authority.

            2.5.        TITLE TO ASSETS

                        As of the date hereof, Borrower has good, valid, and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of Borrower's properties or assets. All personal property of Borrower is in good condition and repair, and is suitable and adequate for the uses for which it is being used.

            2.6.        INFORMATION

                        The statements made and the documents delivered by Borrower to Lender in connection with this Agreement and the other Loan Documents are true, correct and complete in all material respects and omit no material facts which are necessary to prevent such statements from being misleading.

            2.7.        NO CHANGE

                        No change in the business, operations, properties or condition (financial or otherwise) of Borrower, or any other event, has occurred since the date of the most recent information submitted to Lender by Borrower as described in SECTION 2.6 hereof, which change could reasonably be expected to have a material



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
adverse effect on the ability of Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated hereby and thereby.

            2.8.        TAXES

                        Borrower has filed all tax returns and reports required by any governmental authority to be filed by Borrower, and such returns and reports are true and correct in all material respects. Borrower has paid all taxes, assessments, and other government charges imposed upon Borrower or Borrower's income, profits or properties, or upon any part thereof, other than those presently payable without penalty or interest and those which are being contested in good faith.

            2.9.        NO DEFAULT

                        No Event of Default (as hereinafter defined), and no event which with notice, lapse of time or other condition would constitute an Event of Default, has occurred and is continuing.

            2.10.       COMPLIANCE WITH LAWS

                        Borrower has complied and is in compliance with all applicable laws, regulations, orders, and other requirements of any governmental authority or arbitrator, and with all terms of Borrower's Certificate of Incorporation and each agreement or other arrangement binding upon or affecting Borrower or any of its properties, except for any non-compliance with any of the foregoing which would not have a material adverse effect on the ability of the Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated hereby or thereby.

            2.11.       LICENSES AND CONTRACTS

                        All material franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements, and contracts necessary to operate Borrower's business as it currently is being operated have been obtained and are in full force and effect.

            2.12.       CAPITAL STOCK

                        The capital stock of Borrower (the "CAPITAL STOCK") described on EXHIBIT B hereto constitutes all the issued and outstanding Capital Stock of the Borrower and all conversion rights with respect to, and subscription rights, calls,

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

commitments or claims of any character for, or any repurchase or redemption options relating to, the Capital Stock of Borrower. Except as set forth on EXHIBIT B, there are no outstanding contractual obligations of Borrower to repurchase, redeem or otherwise acquire any of its Capital Stock or make any material investment (in the form of a loan, capital contribution or otherwise) in any other person. As of the date hereof, all of the outstanding Capital Stock of Borrower is duly issued, fully paid and non-assessable.

3.          CONDITIONS PRECEDENT

            3.1. CONDITIONS PRECEDENT TO FIRST ADVANCE OF LINE OF CREDIT LOAN ON OR AFTER THE DATE HEREOF

                        The obligation of Lender to make the first advance of the Line of Credit Loan on or after the date hereof is subject to the satisfaction (in the reasonable judgment of Lender), at or before the date of such advance, of the following conditions precedent:

                        3.1.1.            REPRESENTATIONS AND WARRANTIES;
                                          COMPLIANCE

                        All representations and warranties made by Borrower in this Agreement or any of the other Loan Documents shall be true and correct in all material respects on and as of the date of such advance with the same force and effect as though such representations and warranties had been made on and as of the date of such advance. All of the agreements, terms, covenants, and conditions required by this Agreement to be complied with and performed prior to the date of such advance by Borrower shall have been complied with and performed.

                        3.1.2.            DOCUMENTS

                        Borrower shall deliver to Lender copies of all documents and other items reasonably requested by Lender evidencing Borrower's authority to enter into and perform this Agreement and the other Loan Documents.

                        3.1.3.            EXECUTED NOTE AND OTHER LOAN DOCUMENTS

                        Borrower shall deliver to Lender the fully executed Note and fully executed copies of all other Loan Documents.

            3.2. CONDITIONS PRECEDENT TO THE SECOND AND EACH SUBSEQUENT ADVANCE OF THE LINE OF CREDIT LOAN

                        The obligation of Lender to make the second and each subsequent advance of the Line of Credit Loan is subject to the satisfaction (in the reasonable

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

judgment of Lender), as of the date of each such Line of Credit Loan advance, of the conditions precedent specified in SECTION 3.1.1 hereof.

4.          COVENANTS OF BORROWER

                        Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower hereby covenants and agrees that it shall, unless Lender otherwise consents in advance in writing:

            4.1.        PAYMENT OF NOTE

                        Punctually pay the principal of and interest on the Note at the times and places and in the manner specified therein.

            4.2.        CORPORATE EXISTENCE

                        Preserve, maintain, and keep in full force and effect its existence as a corporation in the State of Delaware.

            4.3. CORPORATE RIGHTS AND FRANCHISES; QUALIFICATION; CONDUCT OF BUSINESS

                        Preserve, maintain, and keep in full force and effect all franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements, and contracts which are material to the operation of Borrower's business as it currently is being conducted, whether now existing or hereafter granted to or obtained by Borrower; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its activities and ownership of property; and continue to engage in a business of the same general type as now conducted by Borrower.

            4.4.        TAXES, CHARGES, AND OBLIGATIONS

                        Pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income, profits, properties or any part thereof, prior to the date on which penalties attach thereto, as well as all claims which, if unpaid, might become an Encumbrance upon any properties of Borrower, and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the indebtedness and other obligations of whatever nature of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim, indebtedness or obligation so long as (a) the validity thereof is being contested by Borrower in good

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

faith and by proper proceedings and (b) Borrower sets aside on its books reasonable reserves therefor.

            4.5.        MAINTENANCE OF PROPERTIES

                        Keep all of its properties in good repair, working order, and condition, and from time to time make all necessary repairs thereof.

            4.6.        INSURANCE

                        Maintain and keep in full force and effect, with financially sound and reputable insurance companies, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates.

            4.7.        COMPLIANCE WITH LAWS

                        Comply with all applicable laws, regulations, orders, and other requirements of any court, tribunal, arbitrator, or governmental authority, non-compliance with which could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower.

            4.8.        BOOKS AND RECORDS

                        Keep and maintain adequate and proper records and books of account, in which complete entries are made in accordance with generally accepted accounting principles consistently applied and in accordance with all laws, regulations, orders, and other requirements of any court, tribunal, arbitrator, or governmental authority, reflecting all financial and other transactions of Borrower normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as Borrower.

            4.9.        ACCESS TO BORROWER'S EMPLOYEES, PROPERTIES, AND BOOKS
                        AND RECORDS

                        Permit Lender and any agents or representatives thereof, during normal business hours and upon reasonable notice to Borrower, to visit and inspect the properties of Borrower, to examine and make abstracts from any of Borrower's books and records, and to discuss the business, operations, properties, and condition (financial or otherwise) of Borrower with any of the officers, directors, employees, agents or representatives (including, without limitation, the independent certified public accountants) of Borrower.


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

            4.10.       FINANCIAL STATEMENTS

                        Furnish to Lender (a) within one hundred twenty (120) days after the end of each fiscal year of Borrower, the audited consolidated balance sheet of Borrower as of the end of such fiscal year and the related audited statements of income, changes in stockholders' equity and changes in financial position of Borrower and its subsidiaries for such fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, and certified without qualification by an independent certified public accountant of recognized standing; (b) within sixty (60) days after the end of each quarter of each fiscal year of Borrower and its subsidiaries, a consolidated balance sheet and related statement of income, changes in stockholders' equity, and changes in financial position of Borrower and its subsidiaries, as of the end of such quarter, certified by Borrower's chief financial officer as having been prepared in accordance with generally accepted accounting principles consistently applied; (c) not later than fifteen
(15) days after each calendar month end, a consolidated balance sheet and income statement of Borrower and its subsidiaries as of the last day of such month; and
(d) promptly after each such filing is made with the Securities and Exchange Commission, a copy of each filing made by Borrower with the Securities and Exchange Commission.

            4.11.       NOTICE OF DEFAULT AND LOSS

                        Give immediate notice to Lender upon the occurrence of any Event of Default or event which with notice or lapse of time or otherwise would constitute an Event of Default.

            4.12.       INDEBTEDNESS

                        Not create, incur, assume, or suffer to exist any indebtedness, except for (a) indebtedness under the Loan Documents; or (b) indebtedness to which the Lender has consented in writing.

            4.13.       ENCUMBRANCES

                        Not create, incur, assume or suffer to exist any Encumbrance upon any of its properties, whether now owned or hereafter acquired.

            4.14.       FUNDAMENTAL CHANGES

                        Not amend its Certificate of Incorporation by any amendment which would adversely affect Borrower's ability to perform or comply with any of the terms, conditions or agreements to be performed or complied with by Borrower hereunder or to perform any of the transactions contemplated hereby. Not engage



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

in any consolidation or merger, or purchase, lease or otherwise acquire all or substantially all of the assets of any other entity.



            4.15.       TRANSFER OF PROPERTIES

                        Not sell, lease, assign, pledge or otherwise dispose of any of its properties, whether now owned or hereafter acquired, except in the ordinary course of business and for fair market value.

            4.16.       USE OF PROCEEDS

                        Not use, or allow the use of, the proceeds of the Line of Credit Loan for any purpose which would cause any violation of Regulations U, T, or X of the Board of Governors of the Federal Reserve System or for any purpose other than that permitted by SECTION 1.3 hereof.


5.          EVENTS OF DEFAULT AND REMEDIES

            5.1.        EVENTS OF DEFAULT

                        The occurrence of any one or more of the following events shall constitute an Event of Default hereunder: (a) Borrower shall fail to pay in full, when due, any payment under the Note; or (b) any representation or warranty made by or on behalf of Borrower herein or in any other Loan Document shall prove to have been incorrect or misleading or breached in any material respect on or as of any date as of which made; or (c) Borrower shall fail to observe or perform any other term, covenant or agreement contained in this Agreement or in any other Loan Document to be observed or performed on its part and such failure shall continue unremedied for a period of five (5) Business Days after written notice of the existence of such failure shall have been received by Borrower from Lender; or (d) any event of default under any of the Loan Documents shall occur; or (e) a decree or order for relief of Borrower shall be entered by a court of competent jurisdiction in any involuntary case involving Borrower under any bankruptcy, insolvency, or similar law now or hereafter in effect, or a receiver, liquidator, or other similar agent for Borrower or for any substantial part of Borrower's assets or property shall be appointed, or the winding up or liquidation of Borrower's affairs shall be ordered; or (f) Borrower shall commence a voluntary case under any bankruptcy, insolvency, or similar law now or hereafter in effect, or Borrower shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property, or Borrower shall make any general assignment for the benefit of creditors, or Borrower shall take any action preparatory to or otherwise in furtherance of any of the foregoing, or



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

Borrower shall fail generally to pay its debts as such debts come due; or (g) one or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more in any fiscal year of Borrower, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

            5.2.        RIGHTS AND REMEDIES OF LENDER

                        Upon the occurrence of any Event of Default, Lender may, at its option, exercise any one or more of the following rights and remedies: (a) declare the Commitment and Lender's obligation to advance the Borrowings to be terminated, and declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable, whereupon the Note, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding and (b) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Lender under other provisions of this Agreement, under the Note, under any of the other Loan Documents, or provided by applicable law.

6.          MISCELLANEOUS PROVISIONS

            6.1.        ADDITIONAL ACTIONS AND DOCUMENTS

                        Borrower shall take or cause to be taken such further actions, shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and shall obtain such consents as may be necessary or as Lender may reasonably request in order fully to effectuate the purposes, terms, and conditions of this Agreement and the other Loan Documents, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder.

            6.2.        EXPENSES

                        Borrower shall pay all expenses of Lender incident to this Agreement, including legal and accounting fees and disbursements.


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            6.3.        NOTICES

                        All notices, demands, requests, or other communications provided for herein or in the other Loan Documents shall be in writing and shall be hand delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, delivered by overnight delivery service, or transmitted by telegram, telex, or facsimile transmission, addressed as follows:

                                    (a)         If to Borrower:

                                                KNOLOGY, Inc.
                                                1241 O.G. Skinner Drive
                                                West Point, Georgia  31833
                                                Attention:  Chad Wachter, Esq.
                                                Facsimile No.: (706) 645-0148
                                                E-mail:  wachter@knology.com

                                    (b)         If to Lender:

                                                InterCall, Inc.
                                                1211 O.G. Skinner Drive
                                                West Point, Georgia  31833
                                                Attention:  Bryan W. Adams
                                                Facsimile No.: (706) 643-5067
                                                E-mail:  badams@itchold.com

                                                with a copy (which shall not constitute notice) to:

                                                Kimberley E. Thompson
                                                Senior Vice President, General Counsel and Secretary
                                                4717 Dolphin Lane
                                                Alexandria, Virginia 22309
                                                Facsimile No.: (703) 619-9720
                                                E-mail:  kthompson@itchold.com



or such other address as the addressee may indicate by written notice to the other parties.

                        Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile) the confirmation being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


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

            6.4.        SEVERABILITY

                        If any part of any provision of this Agreement or any other Loan Document shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement.

            6.5.        SURVIVAL

                        It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties, and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all advances and extensions of credit thereunder.

            6.6.        WAIVER

                        No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

            6.7.        RIGHTS CUMULATIVE

                        Except as specifically provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by

Borrower or by Lender of any other rights or the seeking of any other remedies against the other, or its successors or assigns. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

            6.8.        ENTIRE AGREEMENT; MODIFICATION; BENEFIT; ASSIGNMENT

                        This Agreement, the exhibits hereto, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns as permitted hereunder.

                        No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior consent of Lender (if the assignor is Borrower) or Borrower (if the assignor is Lender); and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect.

            6.9.        TERMINATION

                        This Agreement shall terminate upon payment in full of all amounts payable and performance of all other obligations owed by Borrower to Lender under this Agreement and under the other Loan Documents.

            6.10.       GOVERNING LAW

                        This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Georgia (excluding the choice of law rules thereof).

            6.11.       PRONOUNS

                        All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

            6.12.       HEADINGS

                        Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

            6.13.       PAYMENTS

                        If any payment or performance of the Note or of any of the other obligations under this Agreement or any of the other Loan
Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension. For the purposes of this Agreement,

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

"BUSINESS DAY" means a day other than a
Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized by law to close.

            6.14.       COUNTERPARTS

                        This Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

                        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.



                      BORROWER:

                      KNOLOGY, INC.

                      By: /s/ CHAD S. WACHTER
                         ----------------------------------------
                         Name: Chad S. Wachter
                         Title: Vice President and General Counsel


                      LENDER:

                      INTERCALL, INC.

                      By: /s/ BRYAN W. ADAMS
                        ----------------------------------------
                        Name: Bryan W. Adams
                        Title: Vice President



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

                                                                 EXHIBIT A

                               LINE OF CREDIT NOTE

                                                                 EXHIBIT B

                                  CAPITAL STOCK

The information regarding the capital stock of Borrower is set forth in Borrower's Registration Statement on Form S-1 (File No. 333-89179), a copy of which has been provided to Lender.




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